Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement (No. 333-173321) on Form S-11 of our report dated April 4, 2011 relating to the balance sheet of PIMCO REIT, Inc., a development stage company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Irvine, CA

June 16, 2011